Exhibit 10.16

Cooperation Agreement on German Language Program

between

Beijing Foreign Studies University Tongwen Educational Center

and

China Liberal Education Technology Development Co., Ltd.

January 2019

Agreement No. XYZ No. 2019002

Cooperation Agreement on German Language Study Abroad Program

In order to promote the internationalization of Chinese education, provide more international education programs that meet the demand of talent development for society, and in line with the principles of strong and win-win cooperation and revenue sharing, Beijing Foreign Studies University Tongwen Educational Center and China Liberal Education Technology Development Co.,Ltd. have reached the following agreement upon full consultation, and both parties shall strictly abide by the principles and carry out activities under the Agreement.

Article I Parties to the Agreement

Party A: Beijing Foreign Studies University Tongwen Educational Center

Address: No.2, Xisanhuan North Road, Haidian District, Beijing

Legal Representative: Gao, Xiaodong

Contact person: Yao, Shengfeng

Contact number: (010) 8881 8388

Party B: China Liberal Education Technology Development Co.,Ltd.

Address: Room A-1301, Floor 2, Building 3, No.30 Yard, Shixing Street, Shijingshan District, Beijing

Legal Representative: Lin, Yiyi

Contact: Tang, Ming

Contact number: 1381 0948 989

Article II Introduction to both Parties

I.	Party A is an independent legal entity directly under Beijing Foreign Studies University, which conducts admission, teaching and management of preparatory training for studying abroad in the name of “Continuing Education College of Beijing Foreign Studies University” and “Training Department of Study Abroad Candidates of Beijing Foreign Studies University”.

II.	Party B is a well-known international education service organization in China with a good social reputation.

Article III. Contents and principles of cooperation

I.	In addition to the independent admission by Party A, Party A authorizes Party B to act as an agent for admission of students who apply for German Language Program and student’s application for foreign university, study abroad service and visa application for the German Language Program established by Party A. The German Language Study Abroad Program shall be run at the less popular language campus of Beijing Foreign Studies University (Zizhuyuan Campus); Party B shall not collect any fees from any third party in the name of admission or Party A.

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II.	Party A shall be responsible for teaching management, student management, teaching hardware and faculty of German Language Study Abroad Program.

III.	Party B shall not, at any time and under any circumstance, be entitled to enter into any agreement or contract or relevant Letter of Authorized Intent with any institution or individual on behalf of or in the name of Party A (unless an agreement is otherwise signed); Party B shall not engage in any other activities in the name of Party A, which are irrelevant to the cooperation program or beyond the scope of cooperation (unless an agreement is otherwise signed).

IV.	Party B shall not use any network or print media such as text, audio, video, website, WeChat official account, which are relevant to Party A’s identity and open to the public without the written consent of Party A,; Party B shall not list Party A as a business institution related to Party B. The name authorized by Party A to Party B shall not be listed as a cooperation organization of an affiliate of Party B without Party A’s consent.

IV.	Within 10 working days upon signing the Agreement, Party B shall pay Party A a deposit of RMB 200,000 Yuan (In words: RMB two hundred thousand Yuan only), which shall be refunded to Party B within 10 working days upon termination of the cooperation as determined by both parties, provided that Party B does not breach any provision under the Agreement. If Party B breaches the Agreement during the cooperation period, Party A may unilaterally deduct corresponding amount of deposit paid by Party B in accordance with the provisions of the Agreement.

The above clauses are fundamental clauses, and any breach of contract by either party shall be deemed as a fundamental breach of contract, who shall be liable for the breach as specified under the Agreement, and shall bear all direct and indirect losses caused to the non-breaching party by the breach of contract.

Article 4 Rights and responsibilities of both Parties

I.	Rights and responsibilities of Party A

1.	Party A authorizes Party B to act as the agent for admission, university application and visa services for German Language Study Abroad Program; Party A shall not seek to enter into cooperation agreements with other institutions on similar German study abroad program that is signed with Party B during the validity period of the Agreement.

2.	Party B shall be entitled to supervise and guide Party B’s admission, university application and visa service process; and be entitled to review all public admission information released by Party B.

3.	Party B shall be entitled to finally decide the admission of students recruited by Party B, and obligated to issue a Acceptance Letter to any student who meets the admission requirements, and whom recruited by Party B.

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4.	Party A shall be obliged to pay Party B the commission for admission service, university application fees and visa services fees in accordance with the provisions of the Agreement.

5.	The teaching plan for which Party A is responsible is limited to course design and teaching hours. Other objective reasons, such as whether the teaching objectives can meet the standards for studying abroad, the scores obtained by the students in the academic tests organized by a third party, the students’ knowledge base and learning attitude, etc., can not be completely controlled by Party A, for which Party A shall not bear any responsibility or loss caused to Party B or all the students in the program.

6.	Party A shall be obliged to provide students with the necessary documents such as Certificate of Full Time Student and transcripts, etc. to support their successful application to universities abroad. However, as a teaching unit, Party A does not and will not revise any marks on transcripts nor issue false transcripts.

II.	Rights and responsibilities of Party B

1.	Party B shall be entitled to obtain admission service commission, university application fees, visa services fees and rebates from foreign universities in accordance with the provisions of the Agreement.

2.	Party B shall be entitled to publicize and recruit students in the name authorized by Party A upon confirmation by Party A; and maintain Party A’s reputation and brand image during the cooperation and upon termination of cooperation, and bear any direct and indirect loss caused to Party A as a result thereof.

3.	Party B shall be obligated to bear all the expenses involved in the program promotion, publicity and admission process (such as transportation expenses, site costs, publicity expenses, personnel remuneration, etc.), and bear the economic and legal liabilities arising thereof.

4.	Party B shall be obliged to accept supervision and management by Party A to admission work within the validity period of the Agreement, carry out the admission in a practical approach, and undertake not to make any false, exaggerated publicity or unauthorized commitment. All admission information shall be subject to Party A’s public information or information reviewed by Party A, and shall solely bear all consequences caused by negligence or false publicity of admission.

5.	Party A entrusts Party B to handle university application and visa service for students, and Party B shall ensure to provide a professional team and maintain a good service attitude and do its best to serve students. Party B shall be liable for any loss and compensation caused to the students by the failure of university application or visa service due to Party B’s own reasons or negligence in work. If Party A advances for any compensation and loss, Party A may recover the advance from Party B.

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Article 5 Financial provisions

I.	Tuition rate

1.	Both Parties confirm the following rates for the German Language Program:

1)	One-year tuition: 58,000.00 Yuan/Student/Academic year; Accommodation: 8000 Yuan/Student.

2)	University application and visa service fees: 15,000 Yuan/Student.

2.	Within the validity period of the Agreement, Party A shall be entitled to adjust the rate of tuition, accommodation fees, university application fees and visa service fees unilaterally in accordance with the overall market situation and the program implementation status.

II.	Agreement on number of enrolled students: Both parties confirm that the minimum number of students enrolled in each German Language Study Abroad Program shall be 20.

III.	Settlement standard for admission service fees is as follows

1.	Payment standard of admission agency fee

1)	Party B shall receive 36% of the total tuitions paid by all students enrolled in the German Language Program when the number of students enrolled in the Program reaches or exceeds 30 or more each year.

2)	Party B shall receive 34% of the total tuitions paid by all students enrolled in the German Language Program when the number of students enrolled in the Program reaches or exceeds 25 or more each year.

3)	Party B shall receive 30% of the total tuitions paid by all students enrolled in the German Language Program when the number of students enrolled in the Program reaches or exceeds 20 or more each year.

4)	Party B shall receive 28% of the total tuition fees paid by all students enrolled in the German Language Program when the number of students enrolled in the Program reaches or exceeds 15 per year.

5)	If the number of students enrolled in the German Language Program by Party B is less than 15 (excluding) per year, the admission service fee of Party B shall be reduced by 2% for each decrease of student number in accordance with the standard of 15 students.

IV.	Calculation method of admission service fees

1.	Party B shall guarantee that the admitted students shall pay a deposit of RMB 8,000 Yuan to the account designated by Party A prior to the official start date of each academic term under the guidance of Party B, and shall make full payment upon student registration. The student shall be counted as a completed case of service for Party B if there is no refund within one month upon official start date of an academic term.

Note: The deposit paid by students may be offset against the tuition of the same amount upon student registration. If a student fails to enroll in any program of Party A, the fee shall be refunded to the payer.

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2.	If the student fails to pay the deposit through Party B, or in case of any conflict with Party A’s independent admission or other admission agency, Party B shall waive the admission service fee even if there is evidence that Party B has participated in the whole consultation process and the student finally pays the deposit or the full payment to Party A through another institution, and the student shall be deemed as a candidate recruited by this institution.

3.	The settlement date of admission service fee shall be 45-55 days upon official start date of an academic term of the enrolled students. Party A shall pay Party B 90% of the current year’s admission service fee within 20 working days upon confirmation of the number of student enrollment in writing. The second settlement shall be made within 30 working days upon the official start date of the second academic term.

Note: If there is any refund prior to the second settlement, Party A shall settle the account upon deduction of the refund proportion to be borne by Party B.

V.	Tuition refund standard

1.	All the students recruited by Party B must comply with the refund system formulated by Party A. If an academic term starts for less than two weeks, Party A shall refund 90% of the tuitions to a student who requests to drop out. Within one month upon start of an academic term, Party A shall refund 70% of the tuitions to a student who requests to drop out. In principle, Party A shall not bear the obligation of refund (except in special cases) when a student requests to drop out one month upon start of an academic term.

2.	Both parties agree that in the event of refund, the following standard shall apply: Party B shall not be entitled to any admission service fee when a refund for a student occurs within one month upon start of an academic term. Party A shall pay Party B 15% of the deducted amount as the admission agent fee in case of refund in special circumstances after one month upon start of an academic term. Party A shall deduct the refund amount to be borne by Party B at the second settlement.

VI.	Settlement standard and payment method of information fee (if any)

1.	Where Party A provides Party B with the list of students with overseas study intention and information via its own resources, and Party B collects the tuition payment by any student upon in-depth consultation and follow-up, Party B shall be obliged to pay Party A 25% of the total tuitions paid by the student as Party A’s information fee, which may be offset against the settlement when both parties settle the account.

2.	In order to avoid the conflict between the source of students recommended by Party A and that recommended by other cooperative organizations similar to Party A, both parties agree that the settlement shall be made in accordance with the standards formulated by Party B, namely, Party B shall identify a student source recommended by the cooperative organization in accordance with the student information (name, effective contact information) submitted to Party B in order of time (accurate to minute) for all cooperative organizations of the same or similar nature to Party A.

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VII.	Settlement standard and method of student service fees (if any)

1.	Party A shall collect the commissions for university application and visa service involved in the German Language Program.

2.	University application and visa service fees rates

1)	The university application service fee for the German Language Study Abroad Program is RMB 10,000 Yuan/Student (In words: RMB 10,000 Yuan only).

2)	Student visa service fee for German Language Study Abroad Program is RMB 5,000 Yuan/Student (In words: RMB 5,000 Yuan only).

3.	Settlement standard and method of student service fees

1)	After Party A deducts 30% of the total payment of university application service fee made by the students, the remaining part shall be obtained by Party B.

2)	By December 30 of each year, Party A shall pay Party B 60% of the total payment of university application service fee. Within 10 working days after all the current students have received the Acceptance Letter of university (including the Acceptance Letters for language courses or preparatory courses), Party A shall pay the remaining 40% of application service fee to Party B, and Party A shall pay the visa service fee to Party B in a lump sum within 10 working days after the students have obtained the official visa.

3)	Party B shall refund the service fees to Party A if any student fails to be accepted by any university or fails to obtain a visa.

VIII.	Settlement standard and method for rebates of the foreign university (if any)

1.	Party B may integrate its own resources to recommend quality overseas universities to Party A for academic cooperation. After Party A and Party B conclude an academic or cooperative agreement, the university shall be deemed as the overseas study resources that Party B expands for Party A. If the recommended foreign university formally signs an agreement with Party A or a confirmation letter has been issued by the foreign university, Party B undertakes not to recommend the foreign university to other schools of Beijing Foreign Studies University, otherwise it will be regarded as a fundamental breach of contract.

2.	Where Party A’s students (including those not recruited by Party B) are finally provided with university application and visa services by Party B, and the foreign cooperative university shall have a rebate, both parties shall receive 50% of the total rebate by the foreign university. The settlement time by both parties shall be within three calendar months after the students enroll in the foreign university.

3.	If Party A has an evidence to show that the rebate of a foreign university exceeds the proportion or amount of the rebate of the foreign university reported by Party B, Party A shall be entitled to terminate the agreement immediately without any liability.

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IX.	Payment instruction

1.	Party A shall use the financial account of Beijing Foreign Studies University Tongwen Educational Center to settle the admission service fee and information service fee; in the settlement of university application and visa service fee, and Party A use the financial account of BFSU (Beijing) International Cultural Exchange Co., Ltd., the company to which Party A belongs, to settle any rebate by the foreign university.

2.	The name of the financial account used by Party B shall be the same as the name of the company sealing and signing the Agreement, otherwise Party A shall not settle the payment.

3.	Each party shall bear the corresponding taxes.

X.	Financial settlement account information

1.	Party A’s settlement account information

Account name: Beijing Foreign Studies University Tongwen Educational Center

Bank of deposit: Bank of Communications Wanliu Sub-branch

Account No.: 1100 6087 1018 0100 04848

Identification No.: 110 108 788 983 769

Account name: BFSU (Beijing) International Cultural Exchange Co., Ltd

Bank of deposit: China Construction Bank Beijing Foreign Studies University Sub-branch

Account No.: 1105 0110 3689 0000 0062

Identification No.: 911 101 08M A00 CB3 B16

2. Party B’s settlement account information

Name of account: China Liberal Education Technology Development Co.,Ltd.

Opening Bank: Bank of Communications Beijing Haidian Sub-branch

Account No.: 110060576018150110518

Article 6 Breach of contract

I.	If either party breaches the Agreement and causes any loss to the other party, remedial measures shall be taken in the first place and compensation shall be paid accordingly.

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II.	Both parties shall, in good faith and in accordance with the provisions of the Agreement, pay the other party the proceeds due, and in special circumstances shall communicate with the other party in advance, and the payment may be postponed with the understanding of the non-breaching party. The non-breaching party shall be exempted from liability if the the other party fails to comply with the provisions of the Agreement. If there is no fundamental reason or the reason is not understood by the non-breaching party, the breaching party shall pay a overdue fine to the non-breaching party at a rate of three-thousandth of the payment per day.

III.	When Party B breaches the fundamental clause, which is discovered by Party A, Party A may unilaterally make a decision to punish Party B with a penalty of RMB 100,000 Yuan per time. Party A may directly deduct the penalty from Party B’s admission service fee and other fees. If the paid fee is insufficient to cover the penalty, Party A shall be entitled to claim the penalty against Party B. If Party B breaches the Agreement twice or more, Party A may terminate the Agreement immediately and unilaterally, and shall not pay any fee to Party B, and shall be entitled to claim any direct and indirect loss caused to Party A by Party B’s breach of the Agreement.

IV.	If either party seriously breaches the Agreement and causes any loss to the other party, the non-breaching party shall be entitled to claim the legal liability and economic compensation against the breaching party.

Article 7 Termination

I.	Under any circumstances, in the event of termination of the Agreement, Party B shall not engage in any activities in the name authorized by Party A from the date upon termination of the Agreement. Within 2 days, Party B shall remove and replace all the signs, exhibits, audio and video materials, website information representing Party A’s identity and return all the materials belonging to Party A, otherwise Party B shall be deemed as breaching the fundamental clause of the Agreement, which shall not be affected by the termination of the Agreement. Party A shall be entitled to claim legal liability and responsibility of compensation against Party B’s for any direct and indirect loss caused to Party A.

II.	Within the validity period of the Agreement, Party A and Party B may terminate the Agreement in advance upon consensus through negotiation and confirmation in writing.

III.	If either Party A or Party B breaches the provisions of the Agreement, the Non-breaching Party may terminate the Agreement unilaterally if the Non-breaching Party fails to take any remedial measures or make any correction within 10 days after the Non-breaching Party raises objection, or the Non-breaching Party repeats the breach of contract.

IV.	Party B fails to perform the provisions of the Agreement with all due diligence during the validity of the Agreement; Party A shall be entitled to terminate the Agreement unilaterally if there is no obvious admission activity upon commencement of April each year.

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Article 8 Effectiveness of the Agreement

I.	The Agreement shall be made in duplicate, one for each Party, and shall come into effect upon signatures and seals. If Party B is able to complete the minimum enrollment number every year and strictly comply with the provisions of the Agreement, the Agreement shall be automatically extended for another year, but not be extended for more than three years. If both parties continue to cooperate after the third year, a new cooperation agreement shall be signed.

II.	Upon expiration or early termination of the Agreement, Party A and Party B shall each assume responsibility for the started program until the program conclusion.

III.	The exchange of information between the two Parties may be conducted in the following manner: Any information that requires confirmation in writing as provided in the Agreement must be confirmed in writing; Other information that not explicitly requires conformation methods may be confirmed through other means such as QQ, WeChat chat records, and e-mail correspondences, which communication records can be used as direct evidence.

5.	Upon termination of the Agreement, unless otherwise agreed in the Appendix, all the Appendixes hereto shall be terminated simultaneously.

Article 9 Dispute resolution

If any matter that not stipulated or covered in the agreement during the execution process occurs, both parties shall settle the matter through consultation, and sign a supplementary agreement upon consensus. If any conflict occurs between the Appendix and the Agreement, the Appendix shall prevail. If any negotiation fails, either party may file a lawsuit for resolution to the people’s court of the place where Party A is located.

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Party A: Beijing Foreign Studies University Tongwen Educational Center	Party B: China Liberal Education Technology Development Co., Ltd.
Signature and seal:	Signature and seal:
Legal representative (Signature): Gao, Xiaodong	Legal representative (Signature): Lin, Yiyi
Date of signature: January 22nd, 2019	Date of signature: January 22nd, 2019

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